Exhibit 32.2

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Henry P. Herms, the Vice President - Finance and Chief Financial Officer of CopyTele, Inc., hereby certifies that:

1. The Company's Form 10-Q Quarterly Report for the period ended April 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                              /s/ Henry P. Herms
                                              --------------------------------
                                                  Henry P. Herms
                                                  Vice President - Finance and
June 1, 2004                                      Chief Financial Officer